Exhibit 10.117

Certain identified information has been excluded from the exhibit because it is both not material and would be competitively harmful if publicly disclosed.

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT

(FOR FIRST EXCESS CAT)

issued to

Typtap insurance company

Ocala, Florida

including any and/or all companies that are or may hereafter become affiliated therewith

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	1 of 23

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT (FOR FIRST EXCESS CAT) TABLE OF CONTENTS

Article		Page

	Preamble	3
1	Business Covered	3
2	Coverage	3
3	Term	4
4	Special Termination	4
5	Territory	5
6	Exclusions	5
7	Premium	5
8	Definitions	5
9	Original Conditions	6
10	No Third Party Rights	6
11	Notice of Loss and Loss Settlements	6
12	Late Payments	7
13	Offset	8
14	Currency	8
15	Obligations and Collateral Release	8
16	Taxes	11
17	Access to Records	11
18	Confidentiality	12
19	Errors and Omissions	13
20	Insolvency	13
21	Run-Off Reinsurer	14
22	Arbitration	15
23	Expedited Arbitration	16
24	Service of Suit	17
25	Governing Law	18
26	Entire Agreement	18
27	Non-Waiver	18
28	Mode of Execution	19
29	Limited Recourse	19
	Company Signing Block	20

Attachments
	Trust Agreement Requirements Clause	21

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	2 of 23

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT

(FOR FIRST EXCESS CAT)

(the “Contract”)

issued to

Typtap insurance company

Ocala, Florida

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)
ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

article 1

Business Covered

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of Reinstatement Premium the Company may become liable to pay under the reinstatement provisions of the Property Catastrophe First Excess of Loss Reinsurance Contract, effective at 12:01 a.m., Standard Time, June 1, 2021 and expiring 12:01 a.m., Standard Time, June 1, 2022, Document Number:  UBWP0005C (the “Original Contract”), subject to the terms and conditions herein contained.  The Original Contract covers losses under Policies covering direct and assumed business classified by the Company as the property perils of Homeowners, Condominium Owners, Renters and Dwelling, in force at the inception of this Contract, or issued or renewed during the term of this Contract.  A copy of the Original Contract is attached to and forms part of this Contract.

article 2

coverage

The Reinsurer shall be liable to pay the Reinstatement Premium obligations under the Original Contract.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	3 of 23

article 3

Term

This Contract shall take effect at 12:01 a.m., Standard Time, June 1, 2021, and unless terminated prior to that time and date as provided in the Special Termination Article, shall remain in effect until 12:01 a.m., Standard Time, June 1, 2022, applying to Loss Occurrences commencing during the term of this Contract.  For purposes of this Contract, “Standard Time” shall mean the time as described in the original Policy.

ARTICLE 4

SPECIAL TERMINATION

A.

The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.	The Subscribing Reinsurer ceases underwriting operations.
2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.
3.

The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.

The Subscribing Reinsurer has become, or has announced its intention to become, merged with or acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

5.

The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.

6.

The Subscribing Reinsurer has hired an unaffiliated runoff claims manager that is compensated on a contingent basis or is otherwise provided with financial incentives based on the quantum of claims paid.

7.	The Subscribing Reinsurer has in any other way assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.
Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	4 of 23

8.

The Subscribing Reinsurer has failed to post or maintain required collateral to secure its obligations as required under this Contract, and has not cured such deficiency within 30 days following written notice thereof from the Company.

Notwithstanding the foregoing, agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s Claims Scheme (Combined) shall not constitute a transfer of its claims-paying authority, for purposes of subparagraphs (6) and (7) of this paragraph.

B.

The Subscribing Reinsurer shall have no liability for Reinstatement Premium arising from Loss Occurrences commencing after termination.  The premium due the Subscribing Reinsurer hereunder (including any minimum premium) shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess premium received.

article 5

Territory

The territorial limits of this Contract shall be identical with those of the Original Contract.

article 6

exclusions

This Contract shall follow the exclusions set forth in the Original Contract.

ARTICLE 7

Premium

A.	The Company shall pay the Reinsurer a premium of [$***] for the term of this Contract, payable on June 1, 2021.
B.	The Company shall furnish the Reinsurer with such reasonably available information as may be reasonably required by the Reinsurer for completion of the Reinsurer’s financial statements.

article 8

definitions

A.

“Reinstatement Premium” means premium paid by the Company under the provisions of the Reinstatement Article of the Original Contract.  Reinstatement Premium shall be calculated at pro rata of the original reinsurance premium, being pro rata only for the amount being reinstated.  If, at the time of a loss settlement under the Original Contract, the reinsurance

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	5 of 23

premium thereunder is not yet known, Reinstatement Premium shall be based upon the deposit premium, subject to adjustment when said reinsurance premium is finally established.  Nothing in this clause shall be construed to mean that amounts are not recoverable hereunder until the Company’s final Reinstatement Premium has been ascertained.  All recoveries received subsequent to reimbursement hereunder shall be applied as if received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

B.	“Loss Occurrence” shall follow the definition set forth in the Original Contract.
C.	“Policy” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 9

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the Original Contract.  However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

article 10

No Third Party Rights

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

article 11

NOTICE OF LOSS AND LOSS settlements

A.

The Company shall advise the Reinsurer promptly of all losses that, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.

B.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.
C.

As respects losses subject to the Original Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of reasonable evidence of the amount paid by the Company or that the Company estimates it will pay within the next 14 days.  Within 30 days

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	6 of 23

after receipt of the Reinsurer’s payment, the Company shall report to the Reinsurer the positive difference, if any, of the Reinsurer’s payment, minus the Reinsurer’s share of losses subject to this Contract that the Company has paid, or becomes liable to pay, as of the date of the report.  Any such positive difference shall be remitted to the Reinsurer with the Company’s report.

ARTICLE 12

LATE PAYMENTS

A.

In the event any payment due either party is not received by the payment due date, the party to whom payment is due may, by written notification, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times
2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times
3.	The amount past due, including accrued interest.
Interest shall accumulate until payment of the original amount due plus interest penalties have been received.
B.	The due date shall, for purposes of this Article, be determined as follows:
1.

Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

2.

Payments from the Company to the Reinsurer shall be due on the dates specified within this Contract.  Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later.  Reinstatement Premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such Reinstatement Premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.

C.

If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	7 of 23

Reinsurer received the requested additional information.  This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

D.

In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party.  Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

E.

Any interest owed pursuant to this Article may be waived by the party to which it is owed.  Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

ARTICLE 13

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract.  In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 14

Currency

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.
B.

For purposes of this Contract, where the Company receives or pays amounts in currencies other than United States Dollars, such amounts shall be converted into United States Dollars at the actual rates of exchange at which these amounts are entered in the Company’s books.

ARTICLE 15

OBLIGATIONS AND COLLATERAL RELEASE

A.

The Reinsurer will establish a trust fund (“Trust Fund”) for its Obligations (as defined herein) hereunder, pursuant to that certain Trust Agreement by and between the Reinsurer, the Company, and Truist Bank (the “Trust Agreement”).  The Trust Fund shall be funded pursuant to the provisions hereof.  Collateral deposited in the Trust Fund may be withdrawn on the terms set forth herein and in the Trust Agreement.  The Trust Agreement shall be at all times in compliance with the relevant provisions of the Insurance Code of the Company’s state of domicile and the administrative regulations adopted by that state’s insurance department, in order for the Company to receive, full statutory financial statement credit for reinsurance provided under this Contract.  Collateral deposited in the Trust Fund may be

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	8 of 23

withdrawn at any time, notwithstanding the other provisions of this Contract, and utilized and applied by the Company or any successor, by operation of law, of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or the Reinsurer, for the following purposes:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;
2.	to make refund of any sum that is in excess of 102% of the amount required to pay the Reinsurer’s Obligations under this Contract;
3.

to fund an account with the Company for the Reinsurer’s Obligations.  Such cash deposit shall be held in an interest-bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.
B.

The term “Obligations” shall mean during the term of the Contract, 100% of the limit of the Reinsurer’s liability hereunder less any unpaid minimum premium (net of brokerage and Federal Excise Tax as applicable) and aggregate amounts previously paid by the Reinsurer in respect of claims under this Contract.  Upon expiration of the Contract, the term “Obligations” shall mean the amount as determined in accordance with paragraph D below.

C.

If, at expiration of this Contract, the Company, in its commercially reasonable judgment, believes that no claims will impact this Contract, the Company will so notify the Reinsurer and shall fully and finally release from the Trust Fund all collateral contained therein.

D.

If, at the expiration of this Contract, the Company, in its commercially reasonable judgment, believes that the Company may have a claim hereunder, the Company shall estimate the amount of reinstatement premium due under this Contract based on the reinstatement premium payable under the contract identified in the Business Covered article (the Underlying Contract”) as follows, unless otherwise mutually agreed:

1.	The Company shall determine the sum of the following for the Underlying Contract, as of this Contract expiration date:
a.	losses and loss adjustment expense paid by the Company;
b.	reserves for losses reported and outstanding; and
c.	reserves for losses incurred but not reported;
Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	9 of 23

2.	The Company shall then calculate the estimated reinstatement premium due on the Underlying Contract and such amount shall constitute the Reinsurer’s Obligations
3.

The amount of the estimated reinstatement premium due on the Underlying Contract, measured as of the applicable determination date (as specified in paragraph E below), shall be multiplied by a factor, based upon the number of months, which have elapsed on such determination date since expiration of this Contract, as follows:

a.	From 0 to 12 months from expiration of this Contract, [***%], else;
b.	From 13 to 24 months from expiration of this Contract, [***%], else;
c.	From 25 to 36 months from expiration of this Contract, [***%]; and
d.	From 37 to 67 months from expiration of this Contract, [***%].

As of 67 months after expiration of this Contract (the “Reporting Period”), the amount determined in subparagraphs 1, 2 and 3 above for such date shall be considered the definitive Final Limit for each such Loss Occurrence for which the Company and the Reinsurer agree to commute this Contract with final settlement on that basis.

E.

The procedure for determining the amount of collateral required to fund the Reinsurer’s Obligations as set forth in paragraph D above, shall be followed each and every time, if in the opinion of the Company, there are materially new estimates regarding its losses, and each quarter-end, until all the Reinsurer’s Obligations have been extinguished or the Reporting Period is over, whichever is earlier.  The information to be used for the determinations of the Reinsurer’s Obligations shall be as reflected on the Company’s official books and records.

F.

The Company agrees to release from the Trust Fund all collateral in excess of 102% of the amount required to pay the Reinsurer’s Obligations for its share of actual and possible claims, as determined in accordance with paragraph A, above within 10 Business Days of the date of such determination.  “Business Day” shall be defined as a day (other than a Saturday or a Sunday) on which banks are open for commercial business in Bermuda and in New York, New York, U.S.A.

G.

Notwithstanding the foregoing, if the Reinsurer is licensed as a segregated account company, the Company agrees and acknowledges that there shall only be recourse to the Segregated Trust Account assets, and in the event of the exhaustion of the Segregated Trust Account assets there shall be no recourse by any party for any claims, payments, other expenses or fees whatsoever, howsoever arising pursuant to this Contract, to the assets which are allocated to any other segregated account of the Reinsurer or to the general account of the Reinsurer.

H.

At the end of the Reporting Period, this Contract will be commuted based on the Reinsurer’s Obligations at that point.  The Company agrees to terminate the Trust Account, and all remaining collateral will be released to the Company and/or the Reinsurer, as applicable, and both parties shall be released from any further obligations under this Contract.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	10 of 23

ARTICLE 16

Taxes

A.

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.

1.Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.

In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 17

access to records

A.

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice.  This right shall be exercisable during the term of this Contract or after the expiration of this Contract.  Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.

Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents.  However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents.  In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections.  The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	11 of 23

C.	For purposes of this Article:
1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.
2.

“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in‑house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

3.

“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 18

confidentiality

A.

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;
2.	have been rightfully received from a third person without obligation of confidentiality; or
3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.
B.

Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies (except to the extent necessary to enable affiliated companies or third parties engaged by the Reinsurer to perform services related to this Contract on behalf of the Reinsurer), except:

1.	when required by retrocessionaires as respects business ceded to this Contract;
2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or
Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	12 of 23

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.

Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 19

Errors and Omissions

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 20

insolvency

A.

If more than one company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company.  Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder.  In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.

In the event of the insolvency of the Company, this coverage (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either:  (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim.  It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	13 of 23

liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

ARTICLE 21

RUN-OFF REINSURER

A.	“Run-off Reinsurer” means any Subscribing Reinsurer that:
1.	has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or
2.	has ceased reinsurance underwriting operations; or
3.	has transferred its claims-paying authority to an unaffiliated entity; or
4.

engages in a process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time; or

5.	in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

Notwithstanding the foregoing, agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s Claims Scheme (Combined) shall not constitute a transfer of its claims-paying authority, for purposes of subparagraphs (3) and (5) of this paragraph.

B.

Notwithstanding any other provision of this Contract, in the event that a Subscribing Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	14 of 23

1.

Should the Run-off Reinsurer fail to pay amounts due hereunder, the interest penalty specified in the Late Payments Article shall be increased by 0.5% for each 30 days that a payment is past due, subject to a maximum increase of 7.0%.

2.

The Run-off Reinsurer’s liability for losses for Policies covered by this Contract shall be commuted.  In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount of the Run-off Reinsurer’s liability under such Policies, they shall appoint an actuary and/or appraiser to assess such liability and shall share equally any expense of the actuary and/or appraiser.  If the Company and the Run-off Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Run-off Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots.  Payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract.

3.

The Run-off Reinsurer shall have no right of access to the Records of the Company if the Run-off Reinsurer has denied payment of any claim hereunder or there is a pending arbitration between the Company and the Run-off Reinsurer regarding any claim hereunder.  A reservation of rights shall be considered a denial of a claim.  Notwithstanding the above, the Run-off Reinsurer shall continue to have access to Records of the Company for any claim for which it has raised a query within 30 days of its receipt of a billing, but any inspection of Records must be completed within 90 days of receipt of billing or access will be deemed waived.

4.	The provisions of the Arbitration Article shall not apply.
C.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE 22

arbitration

A.

Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators.  Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.

One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing.  If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third
Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	15 of 23

arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS).  The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration.  If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.
E.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence.  Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract.  The arbitration shall take place in Tampa, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding.  The panel is empowered to grant interim relief as it may deem appropriate.

F.

The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings.  Judgment upon an award may be entered in any court having jurisdiction thereof.

G.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.  The remaining costs of the arbitration shall be allocated by the panel.  The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 23

Expedited Arbitration

A.

Notwithstanding the provisions of the Arbitration Article, in the event an amount in dispute hereunder $1,000,000 or less, the parties will submit to an expedited arbitration process with the use of a single arbitrator.  The arbitrator will be chosen in accordance with the procedures for selecting an arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS).

B.

Each party’s case will be submitted to the arbitrator within 100 calendar days of the date of determination of the arbitrator.  Discovery will be limited to exchanging only those documents directly relating to the issue in dispute, subject to a limit of two discovery depositions from each party, unless otherwise authorized by the arbitrator upon a showing of good cause.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	16 of 23

C.

Within 120 calendar days of the date of determination of the arbitrator, the hearing will be completed and a written award will be issued by the arbitrator.  As the parties agree that time is of the essence, the sole arbitrator does not have the authority to lengthen the schedule, absent agreement of both parties.  The arbitrator will have all the powers conferred on the arbitration panel as provided in the Arbitration Article, and said Article will apply to all matters not specifically addressed above.

ARTICLE 24

service of suit

A.

This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.

This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article.  This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.

In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon:
1.	as respects Underwriting Members of Lloyd’s, London: Lloyd’s America, Inc., Attention: Legal Department, 280 Park Avenue, East Tower, 25th Floor, New York, New York 10017;
2.

as respects any other Subscribing Reinsurer: Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the Subscribing Reinsurer’s Interests and Liabilities Agreement attached hereto.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	17 of 23

E.

Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 25

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, subject to the Limited Recourse and Bermuda regulations clauses as set out in the Limited Recourse Article, exclusive of conflict of law rules.  However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 26

Entire Agreement

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract.  This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.  However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 27

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	18 of 23

ARTICLE 28

mode of execution

A.	This Contract may be executed by:
1.	an original written ink signature of paper documents;
2.	an exchange of facsimile copies showing the original written ink signature of paper documents;
3.

electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract.  This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 29

LIMITED RECOURSE

A.

The liability of the Reinsurer for the performance and discharge of all of its obligations, however they may arise, in relation to this Contract (together “Obligations” for purposes of this Article), shall be limited to and payable solely from the proceeds of realization of the assets of the Trust Fund established in accordance with this Contract, and accordingly there shall be no recourse to any other assets of the Reinsurer whether or not allocated to any other separate account or the general account of the Reinsurer.  In the event that the proceeds of realization of the assets of the Trust Fund are insufficient to meet all Obligations, any Obligations remaining after the application of such proceeds shall be extinguished, and the Company undertakes in such circumstances to take no further action against the Reinsurer in respect of any such Obligations. In particular, neither the Company nor any party acting on its behalf shall petition or take any steps for the winding up or receivership of the Reinsurer.

B.

Notwithstanding any matter referred to herein, the Company understands and accepts that the Reinsurer acts on behalf of one or more separate accounts of Claddaugh Casualty Insurance Company Ltd. and that all corporate matters relating to the creation of the Reinsurer, capacity of the Reinsurer, operation and liquidation of the Reinsurer and any matters relating to the Reinsurer thereof shall be governed by, and construed in accordance with, the laws of Bermuda. The Company has had the opportunity to take advice and to obtain all such additional information that it considers necessary to evaluate the terms, conditions and risks of entering into this Contract with the Reinsurer.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	19 of 23

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract:

On this _____ day of __________, in the year of 2021.

TYPTAP INSURANCE COMPANY

Signature:	Title:

Print Name:

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT

(FOR FIRST EXCESS CAT)

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	20 of 23

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;
2.

Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), and certificates of deposit (issued by a United States bank and payable in United States legal tender), or any combination of the two, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and
5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.
B.

If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.

Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.
Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	21 of 23

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.
C.

If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

Effective: June 1, 2021		DOC: July 13, 2021
UBWP0006C	22 of 23